Exhibit 99.1

Contacts:
Jack Lief	Susan Neath
Arena Pharmaceuticals	Atkins + Associates
858-453-7200, x223	858-527-3486

Arena Pharmaceuticals Announces Appointment of Harry F. Hixson, Jr., Ph.D. and
Tina S. Nova, Ph.D. to the Company’s Board of Directors

SAN DIEGO, September 15, 2004 — Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) announced today the appointment of Harry F. Hixson, Jr., Ph.D. and Tina S. Nova, Ph.D. to the company’s board of directors. Drs. Hixson and Nova add further depth to Arena’s board by bringing knowledge and experience gained through executive management and director positions with several biotechnology companies.

“We are delighted to welcome Dr. Hixson and Dr. Nova to our board of directors,” said Jack Lief, Arena’s President and Chief Executive Officer. “Both individuals possess impressive track records and extensive operating and scientific experience in our industry. Their insight will prove invaluable as we continue to develop our innovative GPCR-targeted therapeutics.”

Dr. Hixson is Chairman and Chief Executive Officer of BrainCells, Chairman of Sequenom and a board member of Discovery Partners International. Until recently, Dr. Hixson served as Chairman of Elitra Pharmaceuticals, where he also served as Chief Executive Officer from 1998 to 2003. Dr. Hixson held various senior management positions with Amgen from 1985 until 1991, including President and Chief Operating Officer, and served as a board member from 1988 to 1991. During this period, Amgen developed two major breakthrough therapeutic products, Epogen and Neupogen. Dr. Hixson received his M.B.A. from the University of Chicago, and his Ph.D. in physical biochemistry from Purdue University.

Tina S. Nova, Ph.D. is the President, Chief Executive Officer and co-founder of Genoptix. She also co-founded Nanogen, where she served as Chief Operating Officer and President from 1994 to 2000, and Selective Genetics, where she served as Chief Operating Officer from 1992 to 1994. From 1988 to 1992, Dr. Nova held various director-level positions with Ligand Pharmaceuticals, most recently serving as Executive Director of New Leads Discovery. Dr. Nova also held various research and management positions with Hybritech, a former subsidiary of Eli Lilly. Dr. Nova received her Ph.D. in biochemistry at the University of California, Riverside, and conducted post-doctoral research at NYU Medical School.

About Arena

Arena is a biopharmaceutical company focusing on the discovery, development and commercialization of drugs in four major therapeutic areas: metabolic, cardiovascular, inflammatory and central nervous system diseases. Arena is developing a broad pipeline of compounds that act on an important class of drug targets called G protein-coupled receptors, or GPCRs, and that are being developed using Arena’s proprietary technologies, including CARTTM (Constitutively Activated Receptor Technology) and Melanophore. Arena also has research collaborations with Merck, Fujisawa, Taisho and TaiGen for products in a number of different indications. For additional information about Arena, visit their website at http://www.arenapharm.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about Arena’s strategy, technologies, preclinical and clinical programs, ability to identify and develop drugs, future achievements, goals and expectations, as well as other statements that are not historical facts. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the timing, success and cost of Arena’s research, out-licensing endeavors and clinical studies, Arena’s ability to obtain additional financing, and the timing and receipt of payments and fees, if any, from Arena’s collaborators. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward- looking statements are disclosed in Arena’s SEC reports, including Arena’s most recent quarterly report on Form 10-Q. These forward-looking statements represent Arena’s judgment as of the date of this release. Arena disclaims any intent or obligation to update these forward-looking statements.

Arena Pharmaceuticals® and Arena® are registered service marks of the company. CART™ is an unregistered service mark of the company.